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                                                                    EXHIBIT 10.1




                        INVESTMENT MANAGEMENT AGREEMENT

       This Investment Management Agreement (the "Agreement") dated this 1st day of July, 1996 by and among PMC Commercial Trust, a Texas real estate investment trust (the "Company"), PMC Advisers, Inc., a Texas corporation ("PMC Advisers" or the "Investment Manager"), a wholly-owned subsidiary of PMC Capital, Inc. ("PMC Capital"), and PMC Capital.

1.     CERTAIN DEFINITIONS

       As used in this Agreement, the following terms have the meanings set forth below:

       "Affiliate" shall mean a Person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, the first mentioned Person.

       "Average Annual Value of All Invested Assets" shall mean the book value of the Invested Assets determined in accordance with GAAP on the first day of the year and on the last day of each quarter of such year divided by five.

       "Average Annual Value of All Invested Assets at Date of Termination" shall mean the book value of the Invested Assets at Date of Termination determined in accordance with GAAP on the first day of the year and on the last day of each quarter of such year divided by five.

       "Average Common Equity Capital" shall mean the Common Equity Capital on the first day of the year and on the last day of each quarter of such year, divided by five.

       "Average Quarterly Value of All Assets" shall mean the book value of total assets of the Company or any Person wholly-owned (directly or indirectly) by the Company determined in accordance with GAAP on the first day of the quarter and on the last day of the quarter, divided by two.

       "Average Quarterly Value of All Invested Assets" shall mean the book value of Invested Assets determined in accordance with GAAP on the first day of the quarter and on the last day of the quarter, divided by two.

       "Code" shall mean the Internal Revenue Code of 1986, as amended.

       "Common Equity Capital" shall mean the sum of the stated capital plus the additional paid-in capital for the Common Shares.

       "Common Shares" shall mean the Company's common shares of beneficial interest, par value $.01 per share.

       "GAAP" shall mean generally accepted accounting principles.
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       "Independent Trust Managers"  shall mean the trust managers of the
Company who are not affiliated with PMC Capital or its subsidiaries.

       "Invested Assets" shall have the meaning set forth in Section 2 of this Agreement.

       "Invested Assets at Date of Termination" shall mean Primary Investments and Other Investments and any Primary Investments or Other Investments that arise from loan commitments, letters of intent or other agreements, in any case, as in existence on the Termination Date, as set forth on a schedule to be prepared by the Company and delivered to PMC Capital not later than 45 days from such date of termination, which schedule shall be annually updated by the Company and delivered to PMC Capital not later than 90 days following the end of each of the Company's fiscal years during which the Non-Compete Agreement (as defined in Section 10 of this Agreement) is in effect.

       "Other Investments" shall have the meaning set forth in Section 2 of this Agreement.

       "Person" shall mean an individual, corporation, partnership, association, trust or any unincorporated organization or other entity.

       "Primary Investments" shall have the meaning set forth in Section 2 of this Agreement.

       "Return on Average Common Equity Capital" means the net income of the Company determined in accordance with GAAP, less preferred dividends, if any, divided by the Average Common Equity Capital.

       "Termination Date" shall mean the date on which this Agreement no longer has any force and effect, whether as a result of being terminated in accordance with the provisions of Section 10 hereof (following the expiration of the 60-day notice period provided for therein) or as a result of non-renewal (at the expiration of the term hereof) for whatever reason.

2.     PURPOSE OF THE COMPANY

       The Company intends primarily to originate business loans (a) to small business enterprises that exceed the net worth, asset, income, number of employees or other limitations applicable to the Small Business Administration ("SBA") programs utilized by PMC Capital, (b) in excess of $1,100,000 to small business enterprises without regard to SBA eligibility requirements, (c) for which PMC Capital does not have available funds to make such loans or (d) that cannot be originated by PMC Capital or its subsidiaries as a result of industry concentration limitations. All such loans (collectively, the "Primary Investments") will be secured by first liens on real estate and subject to the Company's underwriting criteria. In addition, the Company may (i) purchase from the Resolution Trust Company, the Federal Deposit Insurance Corporation and other sellers loans on which payments are current at the time of the Company's commitment to purchase and which meet the Company's underwriting criteria, (ii) invest in other commercial loans secured by real estate and
(iii) invest in real estate




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(collectively, the "Other Investments").  At least 75% of the assets of the
Company will be invested in the Primary Investments and up to 25% of the assets of the Company may be invested by the Company in Other Investments provided that such Other Investments do not affect the ability of the Company to maintain its qualification as a real estate investment trust under the Code.

       Concurrently with the execution of this Agreement, the Company, PMC Advisers, and PMC Capital shall enter into a Loan Origination Agreement in the form of Exhibit A hereto (the "Loan Origination Agreement") pursuant to which PMC Advisers shall determine the allocation of the loan origination opportunities to either the Company or PMC Capital.

       The Company's primary investment objective is to obtain current income from interest payments and other related fee income from Primary Investments originated by it and Other Investments acquired by it and, in each case, owned by the Company or by any Person wholly-owned (directly or indirectly) by the Company (collectively, the "Invested Assets") for distribution to its shareholders. The Company will invest in Invested Assets selected by the Investment Manager in accordance with underwriting criteria established by the trust managers with the intention of creating a portfolio of investments intended to preserve the capital base of the Company and generate income for distribution to the Company's shareholders. The Company's investments are anticipated to be held primarily to maturity.

3.     THE INVESTMENT MANAGER

       PMC Advisers shall act as the investment adviser to the Company, registered under the Investment Advisers Act of 1940, as amended. The Company hereto engages the services of PMC Advisers as the Company's Investment Manager.

4.     OBLIGATIONS OF THE INVESTMENT MANAGER

       As the Investment Manager, PMC Advisers will:

              (a) advise the Company as to the acquisition and disposition of Invested Assets and temporary investments (collectively, "Investments") in accordance with the Company's underwriting criteria and investment policies;

              (b) provide the Company with office space and services to the extent required by the Company's trust managers, officers and employees;

              (c) maintain the Company's books of account and other records and files;

              (d) report to the Company's trust managers, or to any committee or officer of the Company acting pursuant to the authority of the trust managers, at such times and in such detail as the trust managers deem appropriate in order to enable the Company to determine that its investment policies are being observed and implemented;





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              (e)    undertake its obligations pursuant hereto and any other
       activities undertaken by PMC Advisers on the Company's behalf subject to any directives of the Company's trust managers or any duly constituted committee or officer of the Company acting pursuant to authority of the Company's trust managers;

              (f) subject to the Company's investment policies and any specific directives from the Company's trust managers, to effect acquisitions and dispositions for the Company's account in the Investment Manager's discretion and to arrange for the documents representing acquired Investments to be delivered to the Company's custodian;

              (g) on a continuing basis, monitor, manage and service the Company's Investments; and

              (h) arrange debt and equity financing for the Company, subject to policies adopted by the Company's trust managers.

5.     EXPENSES TO BE PAID BY THE INVESTMENT MANAGER

       The Investment Manager will pay for its own account all expenses incurred by it in rendering the services hereunder without regard to the compensation received by the Investment Manager from the Company hereunder. Without limiting the generality of the foregoing, the Investment Manager shall bear the following expenses incurred in connection with the performance of its duties under this Agreement:

              (a) employment expenses of the personnel employed by the Investment Manager (other than fees paid and reimbursement of expenses made to independent managers, independent contractors, mortgage services, consultants, managers, local property managers or agents employed by or on behalf of the Company including such persons or entities which may be Affiliates of the Investment Manager when acting in any such capacity, all of which shall be the responsibility of the Company), including but not limited to, salaries, wages, payroll taxes and the costs of employee benefit plans;

              (b) rent, telephone, utilities, office furniture, equipment and machinery (including computers, to the extent utilized) and other office expenses of the Investment Manager, except to the extent such expenses relate solely to an office maintained by the Company separate from the office of the Investment Manager; and

              (c) miscellaneous administrative expenses incurred in supervising, monitoring and inspecting real property and such other investments of the Company or relating to the performance by the Investment Manager of its obligations hereunder.

       Notwithstanding the foregoing, any share options granted by the Company to directors, officers and key employees of the Investment Manager shall not be an expense to be borne by the Investment Manager pursuant to this Section 5.





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6.     EXPENSES TO BE PAID BY THE COMPANY

       Except as expressly otherwise provided in this Agreement, the Company will pay any expenses incurred by the Company and will reimburse the Investment Manager promptly, against the Investment Manager's voucher, for any such expenses paid by the Investment Manager for the Company's account. Without limiting the generality of the foregoing, such expenses shall include:

              (a) all expenses of the Company's organization and of any offering and sale by the Company of its shares;

              (b) expenses of the Company operations, except as otherwise provided in Section 5 above;

              (c) financing costs and debt service with respect to indebtedness of the Company;

              (d) taxes on income and taxes and assessments on real property, if any, and all other taxes applicable to the Company;

              (e) legal, auditing, accounting, underwriting, brokerage, listing, reporting, registration and other fees, and printing, engraving and other expenses and taxes incurred in connection with the issuance, distribution, transfer, trading, registration and stock exchange listing of the Company's securities, whether such expenses are directly incurred by the Company or are allocated to the Company by the Investment Manager either pursuant to this Agreement or as otherwise agreed to by the Board of Trust Managers of the Company from time to time;

              (f) expenses of organizing, revising, amending, converting, modifying or terminating the Company;

              (g) fees and expenses paid to trust managers and officers who are not employees or Affiliates of the Investment Manager, independent advisors, independent contractors, mortgage services, consultants, managers, local property managers or management firms, accountants, attorneys and other agents employed by or on behalf of the Company and out-of-pocket expenses of trust managers of the Company;

              (h) expenses directly connected with the acquisition, disposition and ownership of Invested Assets, including real estate interests or other property (including the costs of foreclosure, insurance premiums, legal services, brokerage and sales commissions, maintenance, repair, improvement and local management of property), other than expenses with respect thereto of employees of the Investment Manager to the extent that such expenses are to be borne by the Investment Manager pursuant to Section 5 above, and any





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       expenses allocated to the Company by the Investment Manager as agreed to by the Board of Trust Managers of the Company from time to time;

              (i) all insurance costs incurred in connection with the Company (including officer and trust manager liability insurance, if any);

              (j) expenses connected with payments of dividends or interest or contributions in cash or any other form made or caused to be made by the trust managers to holders of securities of the Company;

              (k) all expenses connected with communications to holders of securities of the Company and other bookkeeping and clerical work necessary to maintaining relations with holders of securities, including the cost of printing and mailing certificates for securities and proxy solicitation materials and reports to holders of the Company securities;

              (l) transfer agent's, registrar's and indenture trustee's fees and charges;

              (m)    legal, accounting and auditing fees and expenses; and

              (n) expenses relating to any office or office facilities maintained by the Company separate from the office of the Investment Manager.

If the Company uses the services of attorneys or paraprofessionals on the staff of the Investment Manager in lieu of outside counsel for purposes other than the performance of the services to be performed by the Investment Manager hereunder, the Company will reimburse the Investment Manager for such services at hourly rates calculated to cover the cost of such services, as well as for incidental disbursements.

7.     RECEIPT OF FEES

       All fees that may be paid to the Investment Manager by any person in connection with any investment transaction in which the Company participates or proposes to participate shall be paid over or credited to the Company at the time such investment transaction is consummated. The Investment Manager may, on the other hand, retain for its own account any fees paid to it by any such person for any services rendered to such person which is not related to any such investment transaction. For this purpose, any fees paid for services rendered by attorneys on the staff of the Investment Manager in connection with any such investment transaction shall be treated as transaction costs and shall not be deemed to be fees paid to the Investment Manager in connection with any investment transaction. The Investment Manager will report to the Company's trust managers not less often than quarterly all fees received by the Investment Manager from any source whatever and whether, in its opinion, any such fee is one that the Investment Manager is entitled to retain under the provisions of this Section 7. In the event that any trust manager should disagree, the matter shall be conclusively resolved by a majority of the trust managers of the Company, including a majority of the Independent Trust Managers.





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8.     COMPENSATION OF THE INVESTMENT MANAGER

       As the Investment Manager's sole and exclusive compensation for its services to be rendered pursuant to the terms set out above, the Company will, during the term of this Agreement, pay to the Investment Manager the following fees, beginning as of the date of this Agreement:

       I. Quarterly in arrears, a fee ("Base Fee") consisting of a quarterly servicing and advisory fee equal to the sum of (a) the product of 0.4167% (1.67% on an annual basis) multiplied by the lesser of (i) the Average Quarterly Value of Common Equity Capital or (ii) the Average Quarterly Value of All Invested Assets and (b) the product of 0.21875% (0.875% on an annual basis) and the difference between the Average Quarterly Value of All Invested Assets and the Average Quarterly Value of Common Equity Capital. Notwithstanding the foregoing or any other provision contained herein, the Base Fee payable to the Investment Manager hereunder shall be reduced for each quarter during the term of this Agreement by an amount equal to the amount of servicing or supervisory servicing fees, if any, required to be paid for such quarter by the Company to any third party which is unaffiliated with the Company or the Investment Manager for the servicing of any Invested Assets. For purposes of calculating the Base Fee, the Average Quarterly Value of Common Equity Capital shall not be increased by the proceeds received from any public offering of Common Shares by the Company (other than pursuant to the Company's dividend reinvestment plan or any employee/trust manager benefit plan) during the 180 calendar day period immediately following such public offering.

       II.           Quarterly in arrears, a consulting fee equal to the sum of
              (a) the product of 50% multiplied by the amount of fees contractually due to any third party assisting in the placement of any of the Company's debt securities or preferred shares of beneficial interest and (b) the product of 12.5% multiplied by the amount of any fees contractually due any third party assisting in the placement or underwriting of any private or public offering of Common Shares (the "Offering Fee"). If the Offering Fee is less than 5.5%, the consulting fee shall be increased by an amount equal to the product of (i) 50% of the difference between 5.5% and the actual Offering Fee multiplied by
              (ii) the gross proceeds of the offering.

       In no event, however, shall the aggregate amount of the fees payable to the Investment Manager pursuant to this Section 8 exceed, on an annual basis, the fees that would have been payable to the Investment Manager pursuant to the terms of Section 8 of the prior Investment Management Agreement between the Company and the Investment Manager, which terms are attached hereto as Exhibit B.





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9.     INDEMNIFICATION OF THE INVESTMENT MANAGER

       The Company confirms that in performing services hereunder the Investment Manager (including its directors, officers and employees) will be an agent of the Company for the purpose of the indemnification provisions of the Company's Declaration of Trust, as amended, and Bylaws, subject, however, to the same limitations as though the Investment Manager were a director or officer of the Company. The Investment Manager shall not be liable to the Company, its shareholders or its creditors except for violations of law or for conduct which would preclude the Investment Manager from being indemnified under such provisions.

10.    TERM OF THE AGREEMENT; TERMINATION

       The term of this Agreement shall commence as of the first day of July 1996 and shall remain in effect and is renewable annually thereafter by the Company, if (a) a majority of the Independent Trust Managers determines that
(i) the Investment Manager's performance has been satisfactory and (ii) the terms of this Agreement are appropriate with respect to the Company's performance and then existing economic conditions and (b) a majority of the independent directors of the Investment Manager approve the renewal of this Agreement.

       Notwithstanding any other provision of this Agreement to the contrary, this Agreement, or any extension thereof, may be terminated by either party thereto upon at least sixty (60) days' notice to the other party specifying the effective date of such termination, pursuant to a majority vote of the Independent Trust Managers or upon the vote of the holders of more than two-thirds of the outstanding shares of the Company, or, in the case of a termination by the Investment Manager, by a majority vote of the independent directors of the Investment Manager.

       In the event this Agreement is terminated or not renewed by (i) the Company, other than as a result of a material breach of the terms of this Agreement by the Investment Manager, or (ii) the Investment Manager as a result of a material breach of the terms of this Agreement by the Company, PMC Capital shall enter into a non-compete agreement, substantially in the form attached hereto as Exhibit C, which shall have a term of seven (7) years following the Termination Date (the "Non-Compete Agreement"). The payment to be made by the Company to PMC Capital as consideration for the Non-Compete Agreement entered into as a result of in the occurrence of any event set forth in clause (i) or
(ii) in the preceding sentence shall be an amount equal to the product of the Non-Compete Percentage (as hereinafter defined) multiplied by the Average Annual Value of All Invested Assets at Date of Termination, calculated and payable on an annual basis and prorated on the basis of a 360-day year for any portion of a calendar year during which the Non-Compete Agreement is in effect. In the event this Agreement is terminated or not renewed by (x) the Company as a result of a material breach of the terms of this Agreement by the Investment Manager or (y) the Investment Manager, other than as a result of a material breach of the terms of this Agreement by the Company, PMC Capital shall enter into the Non-Compete Agreement either on the terms and conditions provided herein and in Exhibit C hereto or, at the Company's option, such other terms as may be mutually agreeable to PMC Capital and the Company. The "Non-Compete Percentage" shall be equal to





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1% less the amount of the percentage, determined by dividing the dollar amount of loan losses on the Invested Assets at Date of Termination in any year (or portion thereof) during which the Non-Compete Agreement is in effect (as determined based on the audited financial statements of the Company for that year), by the Average Annual Value of All Invested Assets at Date of Termination for such year, in excess of 1%. In no event will the annual fee payable pursuant to the Non-Compete Agreement be reduced below zero. Notwithstanding anything contained in this Section 10 to the contrary, in the event that, following the Termination Date, the Company has foreclosed on an outstanding loan and has liquidated the collateral relating thereto and otherwise exhausted all remedies available to it to collect any remaining deficiency on such obligation, the Company shall, upon written request of the Investment Manager, transfer to the Investment Manager all files related to such loan. If the Investment Manager is successful in collecting any additional amount of the deficiency it may retain 1% of such additional amount and shall return the remainder to the Company.

11.    ASSIGNMENT, AMENDMENTS AND WAIVERS

       The Company may terminate this Agreement at any time in the event of its assignment by the Investment Manager except an assignment to a corporation, association, trust or other successor organization which may take over the property and carry on the affairs of the Investment Manager, provided that following such assignment the Persons who controlled the operations of the Investment Manager on the date such Investment Manager became an advisor to the Company shall control the operation of the successor organization, including the performance of its duties under this Agreement, and they shall be bound by the same restrictions by which they were bound prior to such assignment; however, if at any time subsequent to such an assignment such Persons shall cease to control the operations of the successor organization, the Company may thereupon terminate this Agreement. Such an assignment or any other assignment of this Agreement by the Investment Manager shall bind the assignee hereunder in the same manner as the Investment Manager is bound hereunder. This Agreement shall not be assignable by the Company without the prior written consent of the Investment Manager, except in the case of any assignment by the Company to a Person which is the successor to the Company, in which case such successor shall be bound hereby and by the terms of said assignment in the same manner and to the same extent as the Company is bound hereby. Any successor organization that is a permitted assignee under this Section 11, whether a successor to the Investment Manager or to the Company, shall be obligated to execute such agreements, certificates or other documents as the nonassigning party shall reasonably request to evidence that such successor organization is bound hereby.

       This Agreement may not be amended, supplemented or discharged, and none of its provisions may be modified, except expressly by an instrument in writing signed by the party to be charged, provided that, in the case of the Company, such amendment, supplement, discharge or modification must be approved by a majority vote of the Independent Trust Managers or by a vote of the holders of more than two-thirds of the outstanding shares of the Company and, in the case of the Investment Manager, such amendment, supplement, discharge or modification must be approved by a majority vote of the independent directors of the Investment Manager.





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Any term or provision of this Agreement may be waived, but only in writing by the party which is entitled to the benefit of that provision. No waiver by any party of any default with respect to any provision, condition or requirement hereof shall be deemed to be a continuing waiver in the future thereof or a waiver of any other provision, condition or requirement hereof; nor shall any delay or omission of any party to exercise any right hereunder in any manner impair the exercise of any such right accruing to it thereafter.

12.    OTHER ACTIVITIES OF INVESTMENT MANAGER

       Nothing herein shall prevent the Investment Manager or its Affiliates from engaging in other activities or businesses or from acting as advisor to any other Person (including other real estate investment trusts) or from managing other investments including those of investors or investments advised, sponsored or organized by the Investment Manager even though such Person has investment policies and objectives similar to those of the Company; provided, however, that the Investment Manager shall notify the Company in writing in the event that it does so act (or intends to so act) as an advisor to another real estate investment trust. The Investment Manager may also render such services to joint ventures and partnerships in which the Company is a co-venturer or partner and to the other entities in such joint ventures and partnerships. Except with respect to loan origination opportunities allocated pursuant to the Loan Origination Agreement, the Investment Manager shall be free from any obligation to present to the Company any particular investment opportunity which comes to the Investment Manager. In addition, nothing herein shall prevent any shareholder or Affiliate of the Investment Manager from engaging in any other business or from rendering services of any kind to any other corporation, partnership or other entity (including competitive business activities).

       Directors, officers, employees and agents of the Investment Manager or of its Affiliates may serve as trust managers, officers, employees, agents, nominees or signatories of the Company. When executing documents or otherwise acting in such capacities for the Company, such persons shall use their respective titles in the Company. Such persons shall receive from the Company no compensation for their services to the Company in such capacities.

13.    BANK ACCOUNTS

       The Investment Manager shall establish and maintain one or more bank accounts in its own name or, at the direction of the trust managers, in the name of the Company, and shall collect and deposit into such account or accounts and disburse therefrom any monies on behalf of the Company, provided that no funds in any such account shall be commingled with any funds of the Investment Manager or any other Person. The Investment Manager shall from time to time render an appropriate accounting of such collections and payments to the trust managers and to the auditors of the Company.





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14.    PROTECTION OF INVESTMENTS

       The Investment Manager shall use its efforts, in cooperation with the legal counsel to the Company, as deemed appropriate in the Investment Manager's reasonable discretion, (a) to verify title to or procure title insurance in respect of any property in which the Company makes or proposes to make any investment; (b) to verify that any mortgage securing any Investment of the Company shall be a valid lien upon the mortgaged property according to its terms; that any insurance or guaranty issued by the Federal Housing Authority, the Veterans Administration or any similar agency of the United States or Canada, or any subdivision thereof, or any private mortgage insurance company, upon which the trust managers rely, is valid and in full force and effect and enforceable according to its terms; and that any commitments to provide permanent financing on property with respect to which the Company is furnishing interim loans are satisfactory; and (c) to carry on the policies from time to time specified by the trust managers with regard to the protection of the Company's Investments.

15.    RECORDS

       The Investment Manager shall maintain appropriate books of account and records relating to services performed pursuant hereto, which books of account and records shall be available for inspection by representatives of the Company upon reasonable notice during normal business hours.

16.    REIT QUALIFICATION

       Anything else in this Agreement to the contrary notwithstanding, the Investment Manager shall not take any action (including, without limitation, furnishing or rendering services to tenants of property or managing real property), which action, in its judgment made in good faith, or in the judgment of the trust managers as transmitted to the Investment Manager in writing, would (a) adversely affect the status of the Company as a real estate investment trust as defined and limited in the Code or which would make the Company subject to the Investment Company Act of 1940, as amended, if not in the best interest of the Company's shareholders or (b) violate any law, rule, regulation or statement of policy of any government body or agency having jurisdiction over the Company or over its securities, or (c) otherwise not be permitted by the Declaration of Trust, as amended, or Bylaws of the Company, except if such action shall be ordered by the trust managers, in which event the Investment Manager shall promptly notify the trust managers of the Investment Manager's judgment that such action or omission to act would adversely affect such status or violate any such law, rule or regulation or the Declaration of Trust, as amended, or Bylaws of the Company and shall refrain from taking such action pending further clarification or instructions from the trust managers. In addition, the Investment Manager shall take such affirmative steps which, in its good faith judgment, or in the judgment of the trust managers as transmitted to the Investment Manager in writing, would prevent or cure any action described in (a), (b) or (c) above.





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17.    SELF-DEALING

       Neither the Investment Manager nor any Affiliate of the Investment Manager shall sell any property or assets to the Company or purchase any property or assets from the Company, directly or indirectly, except as approved by a majority of the Independent Trust Managers, provided that any Person wholly-owned (directly or indirectly) by the Company may sell property or assets to the Company or purchase assets from the Company without such approval. In addition, except as approved by a majority of the Independent Trust Managers, neither the Investment Manager nor any Affiliate of the Investment Manager shall receive any commission or other remuneration, directly or indirectly, in connection with the activities of the Company (except as expressly provided herein) or any joint venture or partnership in which the Company is a party, unless such joint venture or partnership is wholly-owned (directly or indirectly) by the Company. Except for compensation received by the Investment Manager pursuant to Section 8 hereof, all commissions or other remuneration received by the Investment Manager or an Affiliate of the Investment Manager and not approved by the Independent Trust Managers under this Section 17 shall be reported to the Company annually within ninety (90) days following the end of the Company's fiscal year.

18.    NO PARTNERSHIP OR JOINT VENTURE

       The Company and the Investment Manager are not partners or joint venturers with each other and neither the terms of this Agreement nor the fact that the Company and the Investment Manager have joint interest in any one or more investments shall be construed so as to make them such partners or joint venturers or impose any liability as such on either of them.

19.    FIDELITY BOND

       The Investment Manager shall not be required to obtain or maintain a fidelity bond in connection with the performance of its services hereunder.

20.    JURISDICTION

       This Agreement shall be governed by the laws of Texas.

21.    LIMITATION OF LIABILITY

       The Declaration of Trust establishing the Company (the "Declaration"), a copy of which is duly filed with the County Clerk for Dallas County, Texas, provides that the name "PMC Commercial Trust" refers to the trust managers under the Declaration collectively as trust managers, but not individually or personally; and that no trust manager, officer, shareholder, employee or agent of the Company or its subsidiaries shall be held to any personal liability, jointly or severally, for any obligation of, or claim against, the Company or its subsidiaries. All persons dealing with the Company, in any way, shall look only to the assets of the Company for the payment of any sum or the performance of any obligations. Notwithstanding the foregoing,





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
the Investment Manager hereby acknowledges and agrees that it shall look only to the assets of the Company for the payment of any sum or performance of any obligations due by or from the Company pursuant to the terms and provisions hereof. Furthermore, except as otherwise expressly provided herein, in no event shall the Company (original or successor) ever be liable to the Investment Manager for any indirect or consequential damages suffered by the Investment Manager from whatever cause.

22.    SURVIVAL OF OBLIGATIONS

       The obligations of the Company, PMC Capital and the Investment Manager set forth in Section 10 hereof shall survive any termination or non-renewal of this Agreement for a period of seven (7) years following the Termination Date.


       IN WITNESS WHEREOF, the parties have executed this Agreement effective as of the date first above written.



                                      PMC COMMERCIAL TRUST


                                      By:
                                         ---------------------------------------
                                             Andrew S. Rosemore
                                             Chairman of the Board and
                                             Executive Vice President



                                      PMC ADVISERS, INC.


                                      By:
                                         ---------------------------------------
                                             Lance B. Rosemore
                                             President


                                      PMC CAPITAL, INC.


                                      By:
                                         ---------------------------------------
                                             Lance B. Rosemore
                                             President





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